EXHIBIT 10.10

PREPARED BY AND UPON

RECORDATION RETURN TO:

Katten Muchin Rosenman LLP

550 South Tryon Street, Suite 2900

Charlotte, North Carolina 28202

Attention: Daniel S. Huffenus, Esq.

STATE OF GEORGIA

COUNTY OF FAYETTE

TNP SRT SUMMIT POINT, LLC, as grantor

(Grantor)

TO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as grantee

(Grantee)

FEE AND LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND

RENTS AND SECURITY AGREEMENT

Dated:	As of December 21, 2011
Location:	Fayetteville, Georgia
County:	Fayette

NOTE TO CLERK: THIS INSTRUMENT SECURES A “LONG-TERM NOTE SECURED BY REAL ESTATE” AS SUCH TERM IS DEFINED IN OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-60. CONSEQUENTLY, INTANGIBLES TAX IS DUE. THE MATURITY DATE OF THE NOTE IS JANUARY 1, 2017

FEE AND LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

THIS FEE AND LEASEHOLD DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Security Instrument”) is made as of December 21, 2011, by TNP SRT SUMMIT POINT, LLC, a Delaware limited liability company, having its principal place of business at 1900 Main Street, Suite 700, Irvine, California 92614, as grantor (“Grantor”) to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, as grantee (“Grantee”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00), advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Grantor and Grantee (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, made by Grantor in favor of Grantee (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Note”);

WHEREAS, Grantor desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Grantor of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, and all other documents evidencing or securing the Debt (including all additional mortgages, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Grantee and the covenants, agreements, representations and warranties set forth in this Security Instrument:

ARTICLE 1 - GRANTS OF SECURITY

Section 1.1 Property Conveyed. Grantor does hereby irrevocably grant, bargain, assign, warrant, transfer and convey and set over to Grantee, with power of sale and right of entry and possession all the following property, rights, interests and estates now owned, or hereafter acquired by Grantor (collectively, the “Property”):

(a) Land. The fee estate and the leasehold interest in the real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental deed to secure debt or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Grantor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under leases except to the extent that Grantor shall have any right or interest therein;

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Grantor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Grantor shall have any right or interest therein;

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Grantor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(j) Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(m) Rights. The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Grantee in the Property;

(n) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Grantor thereunder;

(o) Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(p) Accounts. All reserves, escrows and deposit accounts maintained by Grantor with respect to the Property, including, without limitation, the Lockbox Agreement and the Cash Management Account, together with all deposits or wire transfers made to such accounts, all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q) Ground Lease. All rights, benefits, privileges, and interests of Grantor in that certain ground lease described on Exhibit B attached hereto and incorporated herein by reference (the “Ground Lease”) and all modifications, extensions, renewals, and replacements thereof, and all deposits, credits, options, privileges, and rights of Grantor as tenant under the Ground Lease, together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquiredand

(r) Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Grantor expressly grants to Grantee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and conveyed as security title hereby.

Section 1.2 Assignment of Rents. Grantor hereby absolutely and unconditionally assigns to Grantee all of Grantor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Grantee grants to Grantor a revocable license to collect, receive, use and enjoy the Rents and Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.3 Security Agreement. This Security Instrument is both a real property deed to secure debt and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Grantee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property to the full extent that the Fixtures, the Equipment and the Personal Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Grantee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Grantee after the occurrence and during the continuance of an Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Grantee at a convenient place (at the Land if tangible property) reasonably acceptable to Grantee. Grantor shall pay to Grantee on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Grantee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Grantee with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least ten (10) business days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Grantee to the payment of the Debt in such priority and proportions as Grantee in its discretion shall deem proper. Grantor’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Grantee (secured party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Grantor hereby pledges to Grantee any and all monies now or hereafter held by Grantee or on behalf of Grantee, including, without limitation, any sums deposited in the Lockbox Account or Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property (except as to that portion of the Property subject to the Ground Lease) unto and to the use and benefit of Grantee and its successors and assigns, forever, and as to portion of the Property subject to the Ground Lease as described on Exhibit A (the “Leasehold Parcel”), to the use and benefit of Grantee, and its successors and assigns, for and during the rest, residue and remainder of the term of years yet to come and unexpired in the Ground Lease and the renewals therein provided for subject, nevertheless, to the rents, covenants, conditions and provisions of the Ground Lease;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly pay to Grantee the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, Grantee shall reconvey the Property to Grantor and instruct the clerk of the court to mark this instrument satisfied or cancelled; provided, however, that Grantor’s obligation to indemnify and hold harmless Grantee pursuant to the provisions hereof shall survive any such payment or release. This conveyance is intended to operate and is to be construed as a deed passing legal title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt (including, e.g. O.C.G.A. § 44-41-60), and not as a mortgage. The Grantee shall have the remedy of non-judicial foreclosure under power of sale as provided under Georgia law subject to the occurrence of an Event of Default. All references to a “lien” on the Property shall be deemed to refer to the granting of a security title by Grantor to Grantee subject to reconveyance.

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all other obligations of Grantor contained herein;

(b) the performance of each obligation of Grantor contained in the Loan Agreement and any other Loan Document; and

(c) the performance of each obligation of Grantor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

Section 2.3 Debt and Other Obligations. Grantor’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

ARTICLE 3 - GRANTOR COVENANTS

Grantor covenants and agrees that:

Section 3.1 Payment of Debt. Grantor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. In the event of a conflict or inconsistency between the terms of this Security Instrument and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

Section 3.3 Insurance. Grantor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Loan Agreement.

Section 3.4 Maintenance of Property. Grantor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) except in accordance with the Loan Agreement. Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Grantor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Grantor will not, without the prior written consent of Grantee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.6 Payment for Labor and Materials.

(a) Grantor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b) After prior written notice to Grantee, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Grantor and from the Property or Grantor shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Grantor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Grantee to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

Section 3.7 Performance of Other Agreements. Grantor shall observe and perform each and every term, covenant and provision to be observed or performed by Grantor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

Section 3.8 Change of Name, Identity or Structure. Grantor shall not change Grantor’s name, identity (including its trade name or names) or, if not an individual, Grantor’s corporate, partnership or other structure without notifying Grantee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Grantor’s structure, without first obtaining the prior written consent of Grantee. Grantor shall execute and deliver to Grantee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Grantee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Grantee, Grantor shall execute a certificate in form satisfactory to Grantee listing the trade names under which Grantor intends to operate the Property, and representing and warranting that Grantor does business under no other trade name with respect to the Property.

Section 3.9 Title. Grantor has good, marketable and insurable fee simple title to the real property comprising part of the Property (except for the Leasehold Parcel), good, marketable and insurable leasehold title to the Leasehold Parcel and good title to the balance of such Property, free and clear all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances (as defined in the Loan Agreement), such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property or Grantor’s ability to repay the Loan. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.

Section 3.10 Ground Lease. Except to the extent required to do so by the terms of the Ground Lease and provided that the conditions to such subordination (including the delivery of a Subordination and Non-Disturbance Agreement by the related fee mortgagee in favor of Grantor and Grantee) are satisfied, Grantor will not subordinate or consent to the subordination of the Ground Lease to any mortgage, deed of trust, security deed, lease or other interest on or in the fee estate of Oddo 85 Properties II, LLC, a Georgia limited liability company, its successors and assigns (“Ground Lessor”) in the Leasehold Parcel, unless, in each such case, the written consent of Grantee shall have been first had and obtained.

Section 3.11 No Merger of Fee and Leasehold Estates. So long as any portion of the Debt shall remain unpaid, unless Grantee shall otherwise consent, the fee title to that portion of the Property consisting of a leasehold estate and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Grantor, Grantee, or in any other person by purchase, operation of law or otherwise. Grantee reserves the right, at any time, to release portions of the Property, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Grantee’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Grantee’s rights in connection with the portion of the Property not so released.

Section 3.12 Grantor’s Acquisition of Fee Estate. In the event that Grantor, so long as any portion of the Debt remains unpaid, shall be the owner and holder of the fee title to the Leasehold Parcel, the lien of the Security Instrument shall be spread to cover Grantor’s fee title to the Leasehold Parcel and said fee title shall be deemed to be included in the Property without any further action. Grantor agrees, at its sole cost and expense, including without limitation Grantee’s reasonable attorneys’ fees, to (a) execute any and all documents or instruments necessary to subject its fee title to the Leasehold Parcel to the lien of this Security Instrument; and (b) provide a title insurance policy which shall insure that the lien of the Security Instrument is a first lien on Grantor’s fee title to the Leasehold Parcel. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Grantee or its designee shall acquire from the Ground Lessor thereunder another lease of the Leasehold Parcel, Grantor shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

Section 3.13 Rejection of the Ground Lease.

(a) If the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code, or any other law affecting creditor’s rights, (i) the Grantor, immediately after obtaining notice thereof, shall give notice thereto to Grantee, (ii) Grantor, without the prior written consent of Grantee, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Grantor made without such consent shall be void and (iii) this Security Instrument and the Loan Agreement and all the liens, terms, covenants and conditions of this Security Instrument and the Loan Agreement hereby extends to and covers Grantor’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Grantor hereby assigns irrevocably to Grantee Grantor’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such Ground Lease in the event any case, proceeding or other action is commenced by or against the Ground Lessor under the Bankruptcy Code or any comparable federal or state statute or law.

(b) Grantor hereby assigns to Grantee (i) Grantor’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Grantor under the Bankruptcy Code or comparable federal or state statute or law and (ii) Grantor’s right to seek an extension of the one hundred (120)-day period within which Grantor must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Grantor under the Bankruptcy Code or comparable federal or state statute or law. Further, if the foregoing assignment is not effective under applicable law and Grantor shall desire to so reject the Ground Lease, at Grantee’s request, Grantor shall assign its interest in the Ground Lease to Grantee in lieu of rejecting the Ground Lease, upon receipt by Grantor of notice from Grantee of such request together with Grantee’s agreement to cure any existing defaults of Grantor under the Ground Lease.

(c) Grantor hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property not removed by the Grantor as permitted or required by the Ground Lease, shall at the option of Grantee be deemed abandoned by Grantor, provided that Grantee may remove any such property required to be removed by Grantor pursuant to the Ground Lease and all costs and expenses associated with such removal shall be paid by Grantor within five (5) days of receipt by Grantor of an invoice for such removal costs and expenses.

ARTICLE 4 - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Grantor and Grantee. The relationship between Grantor and Grantee is solely that of debtor and creditor, and Grantee has no fiduciary or other special relationship with Grantor, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Grantor and Grantee to be other than that of debtor and creditor.

Section 4.2 No Reliance on Grantee. The general partners, members, principals and (if Grantor is a trust) beneficial owners of Grantor are experienced in the ownership and operation of properties similar to the Property, and Grantor and Grantee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Grantor is not relying on Grantee’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Grantee Obligations.

(a) Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, Grantee is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Grantee pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Grantee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Grantee.

Section 4.4 Reliance. Grantor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Grantee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Grantee; that such reliance existed on the part of Grantee prior to the date hereof, that the warranties and representations are a material inducement to Grantee in making the Loan; and that Grantee would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

ARTICLE 5 - FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, Etc. Grantor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Grantee in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust, mortgage or deed to secure debt supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust, mortgage or deed to secure debt supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, Etc. Grantor will, at the cost of Grantor, and without expense to Grantee, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, deeds to secure debt, assignments, notices of assignments, transfers and assurances as Grantee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Grantee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Grantee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Grantor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Grantee to execute in the name of Grantor or without the signature of Grantor to the extent Grantee may lawfully do so, one or more financing statements to evidence more effectively the security interest of Grantee in the Property. Grantor grants to Grantee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Grantee at law and in equity, including without limitation, such rights and remedies available to Grantee pursuant to this Section 5.2.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Grantee’s interest in the Property, Grantor will pay the tax, with interest and penalties thereon, if any. If Grantee is advised by counsel chosen by it that the payment of tax by Grantor would be unlawful or taxable to Grantee or unenforceable or provide the basis for a defense of usury then Grantee shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

(b) Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Grantee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

Section 5.4 Severing of Security Instrument. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Grantee, be severed into two or more notes and two or more security instruments in such denominations as Grantee shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Grantor, upon written request of Grantee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Grantee and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Grantee.

Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Grantee as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Grantor will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1 Grantee Reliance. Grantor acknowledges that Grantee has examined and relied on the experience of Grantor and its general partners, members, principals and (if Grantor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Grantor acknowledges that Grantee has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default in the repayment of the Debt or the performance of the Other Obligations, Grantee can recover the Debt by a sale of the Property.

Section 6.2 No Sale/Encumbrance. Neither Grantor nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Grantor agrees that Grantee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, any Guarantor, Indemnifying Person with respect to the Loan or of any Person liable for the payment of the Debt;

(h) the license granted to Grantor under Section 1.2 hereof shall automatically be revoked and Grantee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Grantee upon demand, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Grantee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Grantee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Grantee or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Grantee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Grantee, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property, and (ii) request Grantor at its expense to assemble the Fixtures, the Equipment, the Personal Property and make it available to Grantee at a convenient place acceptable to Grantee. Any notice of sale, disposition or other intended action by Grantee with respect to the Fixtures, the Equipment, the Personal Property sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor;

(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Grantee in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; and (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Grantee pursuant to the terms of this Security Instrument;

(k) pursue such other remedies as Grantee may have under applicable law; or

(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Grantee shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Grantee pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Grantee to the payment of the Debt in such priority and proportions as Grantee in its discretion shall deem proper.

Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Grantee may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make any payment or do any act required of Grantor hereunder in such manner and to such extent as Grantee may deem necessary to protect the security hereof. Grantee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Grantee upon demand. All such costs and expenses incurred by Grantee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Grantee that such cost or expense was incurred to the date of payment to Grantee. All such costs and expenses incurred by Grantee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Grantee therefor.

Section 7.4 Actions and Proceedings. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Grantee, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.5 Recovery of Sums Required To Be Paid. Grantee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Grantee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

Section 7.6 Examination of Books and Records. At reasonable times and upon reasonable notice, Grantee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Grantor which reflect upon their financial condition, at the Property or at any office regularly maintained by Grantor where the books and records are located. Grantee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Grantee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Grantor where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

Section 7.7 Other Rights, Etc.

(a) The failure of Grantee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Grantee to comply with any request of Grantor or any Guarantor or Indemnifying Person with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Grantee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Grantor, and Grantee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Grantee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Grantee’s possession.

(c) Grantee may resort for the payment of the Debt to any other security held by Grantee in such order and manner as Grantee, in its discretion, may elect. Grantee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee thereafter to foreclose this Security Instrument. The rights of Grantee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Grantee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Grantee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.8 Right to Release Any Portion of the Property. Grantee may release any portion of the Property for such consideration as Grantee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Grantee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Grantee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 7.9 Violation of Laws. If the Property is not in material compliance with Legal Requirements, Grantee may impose additional requirements upon Grantor in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10 Recourse and Choice of Remedies. The liability of Grantor and any guarantor or indemnitor with respect to the Loan pursuant to Sections 9.2 and 9.3 herein is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Grantee from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Grantor pursuant to Sections 9.2 and 9.3 herein whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions.

Section 7.11 Right of Entry. Upon reasonable notice to Grantor, Grantee and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 8 - PREPAYMENT

Section 8.1 Prepayment. The Debt may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement.

ARTICLE 9 - INDEMNIFICATION

Section 9.1 General Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Grantee in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Grantor, any Guarantor or Indemnifying Person and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the

Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Grantor to perform or be in compliance with any of the terms of this Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Grantee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Grantor which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Grantor in this Security Instrument or any other Loan Document. Any amounts payable to Grantee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Grantee until paid. For purposes of this Article 9, the term “Indemnified Parties” means Grantee and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Grantee’s assets and business).

Section 9.2 Mortgage and/or Intangible Tax. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

Section 9.3 ERISA Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Grantee’s sole discretion) that Grantee may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.9 of the Loan Agreement.

Section 9.4 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Grantor and any Indemnified Party and Grantor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Grantor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Grantor’s consent, which consent shall not be unreasonably withheld. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 9.5 Environmental Indemnity. Simultaneously with this Security Instrument, Grantor and Guarantor have executed that certain Environmental Indemnity. The obligation of Grantor and Guarantor under the Environmental Indemnity are not part of the Debt and are not secured by this Security Instrument.

ARTICLE 10 - WAIVERS

Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Grantee arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law, Grantor shall not be entitled to any notices of any nature whatsoever from Grantee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Grantee to Grantor and except with respect to matters for which Grantee is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Grantee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Grantee to Grantor.

Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 10.5 Survival. The indemnifications made pursuant to Sections 9.1, 9.2 and 9.3 herein and the representations and warranties, covenants, and other obligations arising under Article 8, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Grantee’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Grantee’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Grantor or by Grantee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Grantor from the obligations pursuant hereto.

Section 10.6 WAIVER OF GRANTOR’S RIGHTS. GRANTOR EXPRESSLY: (a) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY BY NON-JUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE; (b) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, PROVIDED THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO DIMINISH OR IMPAIR ANY RIGHTS OF THE GRANTOR TO RECEIVE NOTICES (INCLUDING NOTICES OF EVENTS OF DEFAULT) TO THE EXTENT THAT SUCH NOTICES ARE REQUIRED BY THE LOAN DOCUMENTS; (c) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (d) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 11 - EXCULPATION

The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 12 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 13 - APPLICABLE LAW

Section 13.1 Governing Law. This Security Instrument shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

Section 13.2 Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Grantor and Grantee are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Grantee shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Grantor to Grantee, and (c) if through any contingency or event, Grantee receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Grantor to Grantee, or if there is no such indebtedness, shall immediately be returned to Grantor.

Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14 - DEFINITIONS

All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Grantor” shall mean “each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Grantee” shall mean “Grantee and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Grantee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 15 - MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Grantee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns forever.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

Section 15.4 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Grantee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Grantee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Grantor’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 15.7 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Grantor and Grantee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Grantor and Grantee with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Grantee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 15.8 Limitation on Grantee’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Grantee, nor shall it operate to make Grantee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Grantee a “mortgagee in possession.”

ARTICLE 16 - STATE-SPECIFIC PROVISIONS

Section 16.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

Section 16.2 Remedies Available. Upon the occurrence and during the continuance of any Event of Default, then the entire Debt shall, at the option of Grantee, immediately become due and payable without any presentment, demand, protest, notice of nonpayment or nonperformance, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind whatever (each of which is hereby expressly waived by Grantor), time being of the essence, and Grantee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law, without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Grantor hereby waives such notice and process, and without liability for trespass, damages or otherwise, and do any and all acts, perform any and all work and take possession of any and all books, records and accounts which may be desirable or necessary in Grantee’s judgment to complete any unfinished construction on the Land, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Grantee therefor, together with interest thereon at the Default Rate, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(b) Collect Rents. With or without taking possession of the Property, sue for or otherwise collect the Rents, including those past due and unpaid.

(c) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Grantor or any person or entity liable for the payment of the Debt, and Grantor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Grantee, but nothing herein is to be construed to deprive Grantee of any other right, remedy or privilege Grantee may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Grantee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 16.4 below. Such receivership shall, at the option of Grantee, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(d) Sale by Grantee. Sell, and is hereby authorized and empowered to sell, the Property or any part of the Property in accordance with applicable law at one or more public sale or sales at the door of the courthouse in the county where the Land is located, to the highest bidder for cash, in order to pay the Debt and all expenses of sale and of all proceedings in connection therewith, including reasonable attorney’s fees actually occurred at usual hourly rates (as opposed to any statutorily prescribed method for determining legal fees), in bar of the right and equity of redemption, homestead, dower, and all other rights and exemptions of every kind, if any (including, without limitation, all rights under any appraisement, valuation, stay or extension laws and all rights to have the Property marshalled upon foreclosure), which may now on hereafter exist, all of which are hereby expressly waived by Grantor, after first advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which sheriff’s sales are advertised in the county where the Land is located, all other notice being hereby waived by Grantor. At such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property, in fee simple, and with full warranties of title, and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed, and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for the collection of the Debt, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Debt. In the event of any sale under this Security Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its discretion may elect, and, if Grantee so elects, Grantee may sell the personal property covered by this Security Instrument concurrently with the real property covered hereby or at one or more separate sales in any manner permitted by any applicable Uniform Commercial Code, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Property is sold or the Debt is paid in full. If the Debt is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as Grantee may determine in its discretion. Upon any sale, Grantee may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price. In the event of any such sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case Grantee shall have proceeded to enforce any right, power, or remedy under this Security Instrument by foreclosure, entry or otherwise or in the event advertising of the intended exercise of the sale under power provided hereunder is commenced, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (A) Grantor and Grantee shall be restored to their former positions and rights, (B) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken, (C) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Event of Default, and (D) neither this Security Instrument, nor the Note, nor the Debt, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence. Grantee may, at its option, sell the Property subject to the rights of any one or more of the tenants of the Property;

(e) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

Section 16.3 Grantee’s UCC Remedies. Grantee may proceed, at its election, in any sequence to exercise its rights of enforcement with respect to all items of Collateral (whether Equipment, Fixtures or Personal Property) under the Uniform Commercial Code in effect in the applicable jurisdiction as set forth in Article 13 hereinabove, and in conjunction with, in addition to or in substitution for the rights and remedies under the Uniform Commercial Code:

(a) without demand or notice to Grantor, Grantee may enter upon the Land and the Improvements or any real property where any of the Collateral is located to take possession of, assemble, receive, and collect the Collateral, or any part thereof, or to render it unusable;

(b) Grantee may require Grantor to assemble the Collateral and make it available at a place the Grantee designates which is mutually convenient to allow the Grantee to take possession or dispose of the Collateral;

(c) Grantee may dispose of any Collateral separately from the sale of the other Property in accordance with the Uniform Commercial Code or other applicable Legal Requirements or dispose of some or all of the Collateral in any combination consisting of both real and personal property together in one or more sales to be held in accordance with the Uniform Commercial Code or other applicable Legal Requirements;

(d) any sale of Collateral made pursuant to the provisions hereof shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 16.2(d) above upon giving the same notice with respect to the sale of the Collateral hereunder as is required under said Section 16.2(d), and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under Section 11-9-604 of the Uniform Commercial Code;

(e) in the event of a foreclosure sale, whether made by the Grantee under the terms hereof or under judgment of a court, the Collateral, or the Collateral and other Property, may, at the option of Grantee, be sold as a whole;

(f) it shall not be necessary that Grantee take possession of the Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 16.3 is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale;

(g) after notification, if any, hereafter provided in this subsection, Grantee may sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Grantee’s offices or elsewhere, for cash, on credit, or for future delivery;

(h) Grantee agrees to give Grantor at least thirty (30) days prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Grantor agrees that Grantee shall not be obligated to give more than thirty (30) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters;

(i) any person or entity, including, without limitation, Grantee, shall be eligible to purchase any part or all of the Collateral at any sale thereof.

(j) Grantor shall be liable for all expenses of retaking, holding, preparing for sale, lease or other disposition of the Collateral, the actual selling, leasing or other disposition of the Collateral, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Grantee in connection with the collection of the Debt and the enforcement of Grantee’s rights under the Loan Documents, and the proceeds of the sale or other disposition of Collateral shall be applied to said expenses prior to application thereof to the Debt;

(k) Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Debt in full;

(l) Grantor waives all rights or marshalling in respect of the Collateral;

(m) any and all statements of fact or other recitals made in any bill of sale, or assignment, “transfer statement” or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Debt, the occurrence of any Event of Default, Grantee having declared all or a portion of such Debt to be due and payable, the notice of time, place, and terms of sale and of the Collateral or other Property to be sold having been duly given, or any other act or thing having been duly done by the Grantee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(n) Grantee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Grantee, including, without limitation, the sending of notices and the conduct of the sale, but in the name and on behalf of Grantee.

Section 16.4 Cumulative Remedies. All remedies contained in this Security Instrument are cumulative and Grantee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Grantee and may be exercised in any order and as often as occasion therefor shall arise. No act of Grantee shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Grantee. No delay or failure by Grantee to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any default or Event of Default hereunder or under any Loan Document. Grantee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

Section 16.5 Payment of Expenses. Grantor shall pay on demand all of Grantee’s expenses incurred in any efforts to enforce any terms of this Security Instrument (including reasonable attorney’s fees and court costs), whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Grantee until actually paid by Grantor at the Default Rate, and the same shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Section 16.6 Non-Residential Status of Property. Grantor represents and warrants to Grantee that neither all of the Property nor any part thereof is to be used as a dwelling place by Grantor at the time this Security Instrument is entered into and, accordingly, the notice requirements of O.C.G.A. Section 44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Security Instrument.

Section 16.7 Commercial Transaction. The interest of Grantee under this Security Instrument and the liability and obligation of Grantor for the payment of the Obligations arise from a “commercial transaction” within the meaning of O.C.G.A Section 44-14-260(1). Accordingly, pursuant to O.C.G.A Section 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee of any interest in personal property of Grantor which constitutes part of the Property, whether such seizure is by writ of possession or otherwise.

Section 16.8 Attorneys’ Fees. Notwithstanding anything contained herein to the contrary, (i) “reasonable attorneys’ fees” are not, and shall not be, statutory attorneys’ fees under the Official Code of Georgia (“O.C.G.A.”), (ii) if, under any circumstances Grantor is required hereunder to pay any or all of Grantee’s attorneys’ fees and expenses, Grantor shall be responsible only for actual legal fees and out of pocket expenses actually incurred by Grantee at customary hourly rates for the work done, and (iii) Grantor shall not be liable under any circumstances for additional attorneys’ fees or expenses under O.C.G.A. Section 13-1-11.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Grantor as of the day and year first above written.

Signed, sealed and delivered in the presence of:	GRANTOR:

TNP SRT SUMMIT POINT, LLC, a Delaware limited liability company

	By:	TNP SRT Summit Point Holdings, LLC, a Delaware limited liability company, its sole member

/s/ Mark Mercafo Name: Mark Mercafo		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its manager

Witness			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

/s/ Dalila Bueno Name: Dalila Bueno				By:	/s/ James Wolford
Name: James Wolford
Witness					Title: CFO

Signature Page – Fee and Leasehold Deed to Secure Debt

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

SHOPPING CENTER TRACT - SUMMIT POINT:

ALL THAT PARCEL OF LAND LYING OR BEING IN LAND LOT 91, 5TH DISTRICT, CITY OF FAYETTEVILLE, FAYETTE COUNTY, GEORGIA SHOWN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A POINT AT THE INTERSECTION OF EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 (ALSO KNOWN AS GLYNN STREET - 130-FOOT RIGHT-OF-WAY) AND THE NORTHERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 (VARIABLE RIGHT-OF-WAY); THENCE ALONG THE EAST RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 NORTH 14 DEGREES 45 MINUTES 16 SECONDS EAST A DISTANCE OF 353.45 FEET TO AN IRON PIN FOUND; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 52 MINUTES 16 SECONDS EAST A DISTANCE OF 629.96 FEET TO A NAIL SET; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 436.81 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 80.00 FEET TO A POINT; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 SOUTH 57 DEGREES 40 MINUTES 09 SECONDS EAST A DISTANCE OF 38.43 FEET TO A POINT; THENCE SOUTH 69 DEGREES 24 MINUTES 08 SECONDS EAST A DISTANCE OF 83.68 FEET TO A POINT; THENCE SOUTH 74 DEGREES 52 MINUTES 36 SECONDS EAST A DISTANCE OF 105.91 FEET TO A POINT; THENCE SOUTH 89 DEGREES 00 MINUTES 08 SECONDS EAST A DISTANCE OF 49.27 FEET TO A POINT; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF 50.00 FEET TO AN IRON PIN SET; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF 149.63 FEET TO A POINT; THENCE SOUTH 89 DEGREES 00 MINUTES 08 SECONDS EAST A DISTANCE OF 260.61 FEET TO AN IRON PIN SET; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF 191.79 FEET TO AN IRON PIN SET; THENCE SOUTH 89 DEGREES 00 MINUTES 08 SECONDS EAST A DISTANCE OF 333.23 FEET TO AN IRON PIN SET; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF 1011.53 FEET TO A POINT LOCATED ON THE NORTH RIGHT-OF-WAY OF GEORGIA HIGHWAY 92; THENCE ALONG GEORGIA HIGHWAY 92 NORTH 88 DEGREES 41 MINUTES 51 SECONDS WEST A DISTANCE OF 23.28 FEET TO A POINT; THENCE CONTINUING ALONG GEORGIA HIGHWAY 92 NORTH 89 DEGREES 00 MINUTES 08 SECONDS WEST A DISTANCE OF 80.19 FEET TO A POINT; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 NORTH 34 DEGREES 28 MINUTES 00 SECONDS EAST A DISTANCE OF 58.66 FEET TO A POINT; THENCE NORTH 00 DEGREES 59 MINUTES 52 SECONDS EAST A DISTANCE OF 176.56 FEET TO A POINT; THENCE NORTH 89 DEGREES 00 MINUTES 08 SECONDS WEST A DISTANCE OF 480.39 FEET TO AN IRON PIN SET; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF

174.85 FEET TO A POINT; THENCE SOUTH 89 DEGREES 08 MINUTES 48 SECONDS EAST A DISTANCE OF 15.17 FEET TO A POINT; THENCE SOUTH 00 DEGREES 59 MINUTES 52 SECONDS WEST A DISTANCE OF 50.67 FEET TO A POINT LOCATED ON THE NORTH RIGHT-OF-WAY OF GEORGIA HIGHWAY 92; THENCE ALONG GEORGIA HIGHWAY 92 NORTH 89 DEGREES 00 MINUTES 08 SECONDS WEST A DISTANCE OF 72.20 FEET TO A POINT; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 NORTH 24 DEGREES 03 MINUTES 27 SECONDS EAST A DISTANCE OF 29.43 FEET TO A POINT; THENCE NORTH 00 DEGREES 59 MINUTES 52 SECONDS EAST A DISTANCE OF 216.42 FEET TO A POINT; THENCE NORTH 89 DEGREES 00 MINUTES 08 SECONDS WEST A DISTANCE OF 167.85 FEET TO AN IRON PIN FOUND; THENCE NORTH 06 DEGREES 03 MINUTES 45 SECONDS EAST A DISTANCE OF 729.21 FEET TO AN IRON PIN SET; THENCE SOUTH 83 DEGREES 56 MINUTES 15 SECONDS EAST A DISTANCE OF 22.50 FEET TO A NAIL SET; THENCE NORTH 06 DEGREES 03 MINUTES 45 SECONDS EAST A DISTANCE OF 363.75 FEET TO A POINT; THENCE NORTH 34 DEGREES 24 MINUTES 25 SECONDS WEST A DISTANCE OF 31.80 FEET TO A POINT; THENCE NORTH 74 DEGREES 52 MINUTES 36 SECONDS WEST A DISTANCE OF 106.20 FEET TO A POINT; THENCE NORTH 74 DEGREES 30 MINUTES 13 SECONDS WEST A DISTANCE OF 74.13 FEET TO A POINT; THENCE SOUTH 88 DEGREES 36 MINUTES 59 SECONDS WEST A DISTANCE OF 37.41 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM ALL THAT REAL PROPERTY AS CONVEYED BY DEED OF DEDICATION FILE FEBRUARY 20, 2008 IN DEED BOOK 3359, PAGE 315, FAYETTE COUNTY RECORDS, GEORGIA.

SAID TRACT CONTAINS 643,939 SQUARE FEET OR 14.78 ACRES OF LAND, MORE OR LESS, AS MORE FULLY SHOWN AND DELINEATED ON THAT ALTA/ACSM LAND TITLE SURVEY OF 840 GLYNN STREET, SOUTH FAYETTEVILLE, GEORGIA, FOR CP SUMMIT RETAIL LLC, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AND FIRST AMERICAN TITLE INSURANCE COMPANY, PREPARED BY CARL COURSON, P.L.S. NO. 2272, HAVING PROJECT NO. 1101501, DATED NOVEMBER 3, 2011, LAST REVISED

PARCEL B:

GROUND LEASE PARCEL - SUMMIT POINT:

ALL THAT PARCEL OF LAND LYING OR BEING IN LAND LOT 91, 5TH DISTRICT, CITY OF FAYETTEVILLE, FAYETTE COUNTY, GEORGIA SHOWN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A POINT AT THE INTERSECTION OF EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 (ALSO KNOWN AS GLYNN STREET - 130-FOOT RIGHT-OF-WAY) AND THE NORTHERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 (VARIABLE RIGHT-OF-WAY); THENCE ALONG THE EAST RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 NORTH 14 DEGREES 45 MINUTES 16 SECONDS EAST A DISTANCE OF 353.45 FEET TO AN IRON PIN FOUND; THENCE CONTINUING ALONG GEORGIA

HIGHWAY 85 NORTH 14 DEGREES 52 MINUTES 16 SECONDS EAST A DISTANCE OF 342.05 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 52 MINUTES 16 SECONDS EAST A DISTANCE OF 75.00 FEET TO A POINT; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 SOUTH 75 DEGREES 07 MINUTES 44 SECONDS EAST A DISTANCE OF 221.66 FEET TO A POINT; THENCE SOUTH 89 DEGREES 00 MINUTES 08 SECONDS EAST A DISTANCE OF 93.40 FEET TO AN IRON PIN SET; THENCE SOUTH 06 DEGREES 03 MINUTES 45 SECONDS WEST A DISTANCE OF 75.30 FEET TO AN IRON PIN SET; THENCE NORTH 89 DEGREES 00 MINUTES 08 SECONDS WEST A DISTANCE OF 95.88 FEET TO AN IRON PIN SET; THENCE NORTH 75 DEGREES 07 MINUTES 44 SECONDS WEST A DISTANCE OF 230.78 FEET TO THE EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 AND THE POINT OF BEGINNING.

SAID TRACT CONTAINS 24,065 SQUARE FEET OR 0.55 ACRE OF LAND, MORE OR LESS, AS MORE FULLY SHOWN AND DELINEATED ON THAT ALTA/ACSM LAND TITLE SURVEY OF 840 GLYNN STREET, SOUTH FAYE I I EVILLE, GEORGIA, FOR CP SUMMIT RETAIL LLC, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AND FIRST AMERICAN TITLE INSURANCE COMPANY, PREPARED BY CARL COURSON, P.L.S. NO. 2272, HAVING PROJECT NO. 1101501, DATED NOVEMBER 3, 2011, LAST REVISED

PARCEL C OUT PARCEL 1 - SUMMIT POINT:

ALL THAT PARCEL OF LAND LYING OR BEING IN LAND LOT 91, 5TH DISTRICT, CITY OF FAYETTEVILLE, FAYETTE COUNTY, GEORGIA SHOWN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A POINT AT THE INTERSECTION OF EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 (ALSO KNOWN AS GLYNN STREET - 130-FOOT RIGHT-OF-WAY) AND THE NORTHERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 (VARIABLE RIGHT-OF-WAY); THENCE ALONG THE EAST RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 NORTH 14 DEGREES 45 MINUTES 16 SECONDS EAST A DISTANCE OF 353.45 FEET TO AN IRON PIN FOUND; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 52 MINUTES 16 SECONDS EAST A DISTANCE OF 629.96 FEET TO A NAIL SET; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 516.81 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 173.73 FEET TO AN IRON PIN FOUND; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 SOUTH 66 DEGREES 59 MINUTES 15 SECONDS EAST A DISTANCE OF 218.83 FEET TO AN IRON PIN FOUND; THENCE SOUTH 09 DEGREES 04 MINUTES 08 SECONDS WEST A DISTANCE OF 119.63 FEET TO AN IRON PIN SET; THENCE SOUTH 18 DEGREES 17 MINUTES 19 SECONDS WEST A DISTANCE OF 44.14 FEET TO A POINT; THENCE NORTH 74 DEGREES 52 MINUTES 36 SECONDS WEST A DISTANCE OF 105.91 FEET TO A POINT; THENCE NORTH 69 DEGREES 24 MINUTES 08 SECONDS WEST A DISTANCE OF 83.68 FEET TO A POINT; THENCE NORTH 57 DEGREES 40 MINUTES 09 SECONDS WEST A DISTANCE OF 38.43 FEET TO THE POINT OF BEGINNING.

SAID TRACT CONTAINS 38,897 SQUARE FEET OR 0.89 ACRE OF LAND, MORE OR LESS, AS MORE FULLY SHOWN AND DELINEATED ON THAT ALTA/ACSM LAND TITLE SURVEY OF 840 GLYNN STREET, SOUTH FAYETTEVILLE, GEORGIA, FOR CP SUMMIT RETAIL LLC, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AND FIRST AMERICAN TITLE INSURANCE COMPANY, PREPARED BY CARL COURSON, P.L.S. NO. 2272, HAVING PROJECT NO. 1101501, DATED NOVEMBER 3, 2011, LAST REVISED

PARCEL D OUT PARCEL 3 - SUMMIT POINT:

ALL THAT PARCEL OF LAND LYING OR BEING IN LAND LOT 91, 5TH DISTRICT, CITY OF FAYETTEVILLE, FAYETTE COUNTY, GEORGIA SHOWN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A POINT AT THE INTERSECTION OF EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 (ALSO KNOWN AS GLYNN STREET - 130-FOOT RIGHT-OF-WAY) AND THE NORTHERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 92 (VARIABLE RIGHT-OF-WAY); THENCE ALONG THE EAST RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 NORTH 14 DEGREES 45 MINUTES 16 SECONDS EAST A DISTANCE OF 353.45 FEET TO AN IRON PIN FOUND; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 52 MINUTES 16 SECONDS EAST A DISTANCE OF 629.96 FEET TO A NAIL SET AND THE POINT OF BEGINNING; THENCE CONTINUING ALONG GEORGIA HIGHWAY 85 NORTH 14 DEGREES 47 MINUTES 02 SECONDS EAST A DISTANCE OF 244.24 FEET TO AN IRON PIN SET; THENCE LEAVING THE RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 SOUTH 75 DEGREES 12 MINUTES 58 SECONDS EAST A DISTANCE OF 122.64 FEET TO A NAIL SET; THENCE SOUTH 86 DEGREES 11 MINUTES 59 SECONDS EAST A DISTANCE OF 143.83 FEET TO A NAIL FOUND; THENCE SOUTH 06 DEGREES 03 MINUTES 45 SECONDS WEST A DISTANCE OF 208.71 FEET TO A NAIL SET; THENCE NORTH 83 DEGREES 56 MINUTES 15 SECONDS WEST A DISTANCE OF 22.50 FEET TO AN IRON PIN SET; THENCE NORTH 87 DEGREES 59 MINUTES 17 SECONDS WEST A DISTANCE OF 280.18 FEET TO THE EASTERN RIGHT-OF-WAY OF GEORGIA HIGHWAY 85 AND THE POINT OF BEGINNING.

SAID TRACT CONTAINS 61,771 SQUARE FEET OR 1.42 ACRES OF LAND, MORE OR LESS, AS MORE FULLY SHOWN AND DELINEATED ON THAT ALTA/ACSM LAND TITLE SURVEY OF 840 GLYNN STREET, SOUTH FAYETTEVILLE, GEORGIA, FOR CP SUMMIT RETAIL LLC, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION AND FIRST AMERICAN TITLE INSURANCE COMPANY, PREPARED BY CARL COURSON, P.L.S. NO. 2272, HAVING PROJECT NO. 1101501, DATED NOVEMBER 3, 2011, LAST REVISED

PARCEL E:

TOGETHER WITH EASEMENTS APPURTENANT TO THE FOREGOING PROPERTIES, PURSUANT TO:

a. EASEMENT AGREEMENT WITH COVENANTS, CONDITIONS AND RESTRICTIONS BY PAUL C. ODDO AND 85/92 PARTNERS, LLLP, DATED NOVEMBER 2, 2001, FILED NOVEMBER 13, 2001, RECORDED IN DEED BOOK 1741, PAGE 275, FAYETTE COUNTY, GEORGIA RECORDS;

b. DECLARATION OF RESTRICTIONS, COVENANTS AND CONDITIONS AND GRANT OF EASEMENTS BY AND BETWEEN CP SUMMIT RETAIL, LLC, CP SUMMIT OFFICE, LLC, CP SUMMIT POINT, LLC, ODDO 85 PROPERTY I, LLC, ODDO 85 PROPERTY II, LLC, ODDO 85 PROPERTY III, LLC AND ODDO BROS., LLC, DATED AS OF JULY 21, 2003, FILED AUGUST 7, 2003, RECORDED IN DEED BOOK 2287, PAGE 225, AFORESAID RECORDS; AS AMENDED BY FIRST AMENDMENT TO DECLARATION OF RESTRICTIONS, COVENANTSARD CONDITIONS AND GRANT OF EASEMENTS BY AND BETWEEN CP SUMMIT RETAIL, LLC, AND SUMMIT POINT RETAIL PARTNERS, LLC, DATED MAY 27, 2005, FILED JUNE 3, 2005, RECORDED IN DEED BOOK 2780, PAGE 506, AFORESAID RECORDS; AND

c. EASEMENT AGREEMENT BY AND AMONG TED H. MEEKS, SR., WILLIAM B. JONES, GEORGE W. BUTLER, BRENDA G. MEEKS, AND JOHN M. MEEKS, AND CP SUMMIT RETAIL LLC, A GEORGIA LIMITED LIABILITY COMPANY, DATED JULY 25, 2003, FILED AUGUST 7, 2003, RECORDED IN DEED BOOK 2287, PAGE 149, AFORESAID RECORDS.

d. SIGNAL SENSOR EASEMENT AND WATER LINE EASEMENT GRANTED IN THAT CERTAIN EASEMENT AGREEMENT BY AND AMONG FAYETTEVILLE TOWN CENTER, LLC, A GEORGIA LIMITED LIABILITY COMPANY, 85/92 PARTNERS, LLLP, A GEORGIA LIMITED LIABILITY LIMITED PARTNERSHIP, AND CP SUMMIT RETAIL LLC, A GEORGIA LIMITED LIABILITY COMPANY, DATED OCTOBER 1, 2004 AND RECORDED OCTOBER 4, 2004 IN DEED BOOK 2618, AT PAGE 413 AND RERECORDED JANUARY 31, 2005 IN DEED BOOK 2698, AT PAGE 457 IN THE FAYETTE COUNTY, GEORGIA RECORDS.

e. EASEMENTS AND REVERSIONARY INTERESTS AS RESERVED IN THAT CERTAIN DEED OF DEDICATION FROM CP SUMMIT RETAIL LLC, A GEORGIA LIMITED LIABILITY COMPANY, TO THE CITY OF FAYETTEVILLE, A POLITICAL SUBDIVISION OF THE STATE OF GEORGIA, DATED FEBRUARY 19, 2008 AND RECORDED FEBRUARY 20, 2008 IN DEED BOOK 3359, AT PAGE 315, IN THE FAYETTE COUNTY, GEORGIA RECORDS.

f. NON-EXCLUSIVE PERMANENT EASEMENT, RIGHT AND PRIVILEGE FOR VEHICULAR AND PEDESTRIAN TRAFFICE AS CREATED BY THAT CERTAIN DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS DAED APRIL 28, 1998, AND RECORDED APRIL 30, 1998 IN DEED BOOK 1244, AT PAGE 441, AS AMENDED BY THAT CERTAIN AMENDMENT TO DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS DATED AUGUST 20, 2001 AND RECORDED SEPTEMBER 4, 2001 IN DEED BOOK 1696, AT PAGE 209, IN THE FAYETTE COUNTY, GEORGIA RECORDS.

EXHIBIT B

GROUND LEASE

1.	Ground Lease, dated June 6, 2003, by and between Oddo 85 Properties II, LLC, a Georgia limited liability company, as lessor (“Ground Lessor”) and CP Summit Retail, LLC, a Georgia limited liability company, as lessee (“Original Ground Lessee”).

2.	Memorandum of Ground Lease, dated June 6, 2003, by and between Ground Lessor and Original Ground Lessee, recorded August 7, 2003 in Book 2287, Page 176 in Fayette County, Georgia records (the “Recording Office”)

3.	First Amendment to Ground Lease, dated 2003, by and between Ground Lessor and Original Ground Lessee.

4.	Assignment from Original Ground Lessee to TNP SRT Summit Point, LLC, a Delaware limited liability company, to be recorded in the Recording Office.

5.	Ground Lessor Estoppel and Agreement, dated December 19, 2011, by and among Ground Lessor, TNP SRT Summit Point, LLC, a Delaware limited liability company, and JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, to be recorded in the Recording Office.